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                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO PROVIDE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number that you should provide to the payer.

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                                           GIVE THE
                                       SOCIAL SECURITY
    FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
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
 1.  An individual's account.       The individual
 2.  Two or more individuals        The actual owner of
     (joint account)                the account or, if
                                    combined funds, the
                                    first individual on
                                    the account(1)
 3.  Husband and wife (joint        The actual owner of
     account)                       the account or, if
                                    joint funds, the first
                                    individual on the
                                    account(1)
 4.  Custodian account of a minor   The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint         The adult or, if the
     account)                       minor is the only
                                    contributor, the
                                    minor(1)
 6.  Account in the name of         The ward, minor or
     guardian or committee for a    incompetent person(4)
     designated ward, minor, or
     incompetent person
 7.  a. The usual revocable         The grantor-
       savings trust account        trustee(1)
       (grantor is also trustee)
     b. So-called trust account     The actual owner(1)
       that is not a legal or
       valid trust under State law
 8.  Sole proprietorship account    The owner(5)
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

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                                      GIVE THE EMPLOYER
                                        IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
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
 9.  A valid trust, estate, or      Legal entity (Do not
     pension trust                  furnish the
                                    identifying number of
                                    the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself is
                                    not designated in the
                                    account title.)(3)

10.  Corporate account              The corporation

11.  Religious, charitable, or      The organization
     educational or other tax-
     exempt organization account

12.  Partnership account held in    The partnership
     the name of the business

13.  Association, club, or other    The organization
     tax-exempt organization

14.  A broker or registered         The broker or nominee
     nominee

15.  Account with the Department    The public entity
     of Agriculture in the name of
     a public entity (such as a
     State or local government,
     school district, or prison)
     that receives agricultural
     program payments
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
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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner. You may use either a social security number or an employer identification number (if you have one).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.